Exhibit 99.1

Victory Capital Reports Strong Second Quarter Earnings

Second-Quarter 2023 Highlights

  Total Assets Under Management (AUM) of $161.6 billion1
  Long-term gross flows of $5.6 billion
  Long-term net flows of ($2.1) billion
  GAAP operating margin of 42.9%
  Adjusted EBITDA margin of 50.9%2
  GAAP net income of $0.83 per diluted share
  Adjusted net income with tax benefit of $1.11 per diluted share2
  Board authorizes regular $0.32 quarterly cash dividend

SAN ANTONIO--(BUSINESS WIRE)--August 3, 2023--Victory Capital Holdings, Inc. (NASDAQ: VCTR) (“Victory Capital” or “the Company”) today reported financial results for the quarter ended June 30, 2023.

“Our investment performance has remained very strong during the second quarter and first half of this year,” said David Brown, Chairman and Chief Executive Officer. “Through the end of June, the percentage of our AUM outperforming benchmarks over the respective 3-, 5-, and 10-year periods was 72%, 79%, and 77%.

“Adjusted EBITDA margin expanded to 50.9% in the second quarter. This was our 12th consecutive quarter above our 49% guidance, and the 8th out of the last 12 quarters that our margins were in excess of 50%.

“Overall, excluding the previously disclosed passive low-fee redemption in April, long-term net flows improved for the second consecutive quarter. Entering the year’s second half, we are encouraged about our net flow outlook through the end of this year and into next.

“We continued our strong capital return to shareholders during the quarter with the repurchase of 1.5 million shares, which is the most for any quarter in our history and we paid out $21 million in cash dividends. Additionally, our due diligence activities remain ongoing as we continue to evaluate inorganic growth opportunities.

“As always, we continue to focus on serving our clients, which is our top priority.”

[1] Total AUM includes both discretionary and non-discretionary client assets.

[2] The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

The table below presents AUM, and certain GAAP and non-GAAP (“adjusted”) financial results. Due to rounding, AUM values and other amounts in this press release may not add up precisely to the totals provided.

(in millions except per share amounts or as otherwise noted)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
Assets Under Management[1]
Ending	$161,622	$158,621	$154,947	$161,622	$154,947
Average	157,372	157,817	165,703	157,595	171,283

Long-term Flows[2]
Long-term Gross	$5,591	$5,848	$9,198	$11,439	$20,210
Long-term Net	(2,106)	(1,235)	(630)	(3,342)	2,413

Money Market/Short-term Flows
Money Market/Short-term Gross	$231	$241	$123	$472	$247
Money Market/Short-term Net	(316)	(9)	(53)	(325)	(106)

Total Flows
Total Gross	$5,822	$6,089	$9,321	$11,911	$20,457
Total Net	(2,422)	(1,244)	(683)	(3,667)	2,307

Consolidated Financial Results (GAAP)
Revenue	$204.2	$201.3	$216.0	$405.5	$446.0
Revenue realization (in bps)	52.1	51.7	52.3	51.9	52.5
Operating expenses	116.7	126.8	96.7	243.5	225.2
Income from operations	87.5	74.6	119.3	162.1	220.9
Operating margin	42.9%	37.0%	55.2%	40.0%	49.5%
Net income	56.7	49.3	79.2	105.9	150.5
Earnings per diluted share	$0.83	$0.71	$1.09	$1.53	$2.05
Cash flow from operations	77.4	64.2	90.2	141.6	165.1

Adjusted Performance Results (Non-GAAP)[3]
Adjusted EBITDA	$104.0	$99.2	$106.2	$203.2	$220.6
Adjusted EBITDA margin	50.9%	49.3%	49.2%	50.1%	49.5%
Adjusted net income	66.4	65.6	71.4	132.1	152.5
Tax benefit of goodwill and acquired intangible assets	9.5	9.5	9.3	19.1	18.6
Adjusted net income with tax benefit	75.9	75.2	80.7	151.1	171.1
Adjusted net income with tax benefit per diluted share	$1.11	$1.08	$1.11	$2.19	$2.34
_______________________
[1] Total AUM includes both discretionary and non-discretionary client assets.
[2] Long-term AUM is defined as total AUM excluding Money Market and Short-term assets.

[3] The Company reports its financial results in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

AUM, Flows and Investment Performance

Victory Capital’s total AUM increased by 1.9%, or $3.0 billion, to $161.6 billion at June 30, 2023, compared with $158.6 billion at March 31, 2023. The increase was attributable to positive market action of $5.5 billion partially offset by net outflows of $2.4 billion. Total gross flows were $5.8 billion for the second quarter and $11.9 billion for the year-to-date period. For the second quarter and year-to-date periods, the Company reported total net outflows of $2.4 billion and $3.7 billion, respectively.

As of June 30, 2023, Victory Capital offered 126 investment strategies through its 12 autonomous Investment Franchises and Solutions Platform. The table below presents outperformance against benchmarks by AUM as of June 30, 2023.

Percentage of AUM Outperforming Benchmark
Trailing	Trailing	Trailing	Trailing
1-Year	3-Years	5-Years	10-Years
63%	72%	79%	77%

Second Quarter 2023 Compared with First Quarter 2023

Revenue increased 1.4% to $204.2 million in the second quarter, compared with $201.3 million in the first quarter, primarily due to an increase in revenue realization and one extra day in the quarter. GAAP operating margin expanded 590 basis points in the second quarter to 42.9%, up from 37.0% in the first quarter primarily due to the combination of a non-cash $5.9 million difference in amounts recorded to the change in the fair value of consideration payable for acquisitions as well as a decrease in compensation related expenses. Second quarter GAAP net income increased 15.0% to $56.7 million, up from $49.3 million in the prior quarter. On a per-share basis, GAAP net income increased 17.1% to $0.83 per diluted share in the second quarter, versus $0.71 per diluted share in the first quarter.

Adjusted net income with tax benefit increased 1.0% to $75.9 million in the second quarter, up from $75.2 million in the first quarter. On a per-share basis, adjusted net income with tax benefit increased 2.8% to $1.11 per diluted share in the second quarter, from $1.08 per diluted share in the prior quarter. Adjusted EBITDA increased 4.9% to $104.0 million in the second quarter, versus $99.2 million in the first quarter. Adjusted EBITDA margin expanded 160 basis points in the second quarter of 2023 to 50.9% compared with 49.3% in the prior quarter.

Second Quarter 2023 Compared with Second Quarter 2022

Revenue for the three months ended June 30, 2023, declined 5.5% to $204.2 million, compared with $216.0 million in the same quarter of 2022 as a result of lower average AUM over the comparable period.

Operating expenses increased 20.7% to $116.7 million, compared with $96.7 million in last year’s second quarter due to a non-cash $28.1 million difference in amounts recorded to the change in the fair value of consideration payable for acquisitions, partially offset by a reduction in compensation expense as well as distribution and other asset-based expenses. GAAP operating margin contracted 1,230 basis points to 42.9% in the second quarter, from 55.2% in the same quarter of 2022. GAAP net income declined 28.5% to $56.7 million, or $0.83 per diluted share, in the second quarter compared with $79.2 million, or $1.09 per diluted share, in the same quarter of 2022.

Adjusted net income with tax benefit decreased 5.9% to $75.9 million, or $1.11 per diluted share, in the second quarter, compared with $80.7 million, or $1.11 per diluted share in the same quarter last year. Adjusted EBITDA decreased 2.0% to $104.0 million, compared with $106.2 million in last year’s same quarter. Year-over-year, adjusted EBITDA margin expanded 170 basis points to 50.9% in the second quarter of 2023, compared with 49.2% in the same quarter last year.

Six Months Ended June 30, 2023 Compared with Six Months Ended June 30, 2022

Revenue for the six months ended June 30, 2023, decreased 9.1% to $405.5 million, compared with $446.0 million in the same period of 2022. The decrease was primarily due to lower average AUM.

Operating expenses increased 8.1% to $243.5 million for the six months ended June 30, 2023, compared with $225.2 million in the same period in 2022 due to a non-cash $39.0 million difference in amounts recorded to the change in the fair value of consideration payable for acquisitions, partially offsetting was a decrease in variable expenses including compensation, distribution and other asset-based expenses. GAAP operating margin was 40.0% for the six months ended June 30, 2023, a 950 basis point decrease from the 49.5% recorded in the same period in 2022. GAAP net income decreased 29.6% to $105.9 million, or $1.53 per diluted share, in the first six months of 2023 compared with $150.5 million, or $2.05 per diluted share, in the same period in 2022.

Adjusted net income with tax benefit decreased 11.7% to $151.1 million, or $2.19 per diluted share, in the first six months of 2023, compared with $171.1 million, or $2.34 per diluted share in the same period in 2022. For the six months ended June 30, 2023, adjusted EBITDA declined 7.9% to $203.2 million, compared with $220.6 million for the same period in 2022. Year-over-year, adjusted EBITDA margin expanded 60 basis points to 50.1% in the first six months of 2023, compared with 49.5% in the same period last year.

Balance Sheet / Capital Management

The total debt outstanding as of June 30, 2023 was approximately $1,002 million and consisted of an existing term loan balance of $631 million and the 2021 Incremental Term Loans balance of $371 million.

During the second quarter, the Company repurchased 1.4 million shares under its current share repurchase program and net settled 0.1 million shares.

The Company’s Board of Directors approved a regular quarterly cash dividend of $0.32 per share. The dividend is payable on September 25, 2023, to shareholders of record on September 11, 2023.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call tomorrow morning, August 4, at 8:00 a.m. ET to discuss the results. Analysts and investors may participate in the question-and-answer session. To participate in the conference call, please call (888) 330-3571 (domestic) or (646) 960-0657 (international), shortly before 8:00 a.m. ET and reference the Victory Capital Conference Call. A live, listen-only webcast will also be available via the investor relations section of the Company’s website at https://ir.vcm.com. Prior to the call, a supplemental slide presentation that will be used during the conference call will be available on the Events and Presentations page of the Company’s investor relations website. For anyone who is unable to join the live event, an archive of the webcast will be available for replay shortly after the call concludes.

About Victory Capital

Victory Capital is a diversified global asset management firm with $161.6 billion in assets under management as of June 30, 2023. It was ranked No. 55 on the Fortune 100 Fastest-Growing Companies list for 2022 and is one of only 24 companies to make the list for the second consecutive year. The Company employs a next-generation business strategy that combines boutique investment qualities with the benefits of a fully integrated, centralized operating and distribution platform.

Victory Capital provides specialized investment strategies to institutions, intermediaries, retirement platforms and individual investors. With 12 autonomous Investment Franchises and a Solutions Business, Victory Capital offers a wide array of investment products and services, including mutual funds, ETFs, separately managed accounts, alternative investments, third-party ETF model strategies, collective investment trusts, private funds, a 529 Education Savings Plan, and brokerage services.

Victory Capital is headquartered in San Antonio, Texas, with offices nationwide and investment professionals in the U.S. and abroad. To learn more please visit www.vcm.com or follow Victory Capital on Twitter and LinkedIn.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include, without limitation, any statements preceded by, followed by or including words such as “target,” “believe,” “expect,” “aim,” “intend,” “may,” “anticipate,” “assume,” “budget,” “continue,” “estimate,” “future,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “can have,” “likely,” “should,” “would,” “could” and other words and terms of similar meaning or the negative thereof. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond Victory Capital’s control such as the conflict in Ukraine and its effect on our business, operations and financial results going forward, as discussed in Victory Capital’s filings with the SEC, that could cause Victory Capital’s actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements.

Although it is not possible to identify all such risks and factors, they include, among others, the following: reductions in AUM based on investment performance, client withdrawals, difficult market conditions and other factors such as a pandemic; the nature of the Company’s contracts and investment advisory agreements; the Company’s ability to maintain historical returns and sustain its historical growth; the Company’s dependence on third parties to market its strategies and provide products or services for the operation of its business; the Company’s ability to retain key investment professionals or members of its senior management team; the Company’s reliance on the technology systems supporting its operations; the Company’s ability to successfully acquire and integrate new companies; the concentration of the Company’s investments in long-only small- and mid-cap equity and U.S. clients; risks and uncertainties associated with non-U.S. investments; the Company’s efforts to establish and develop new teams and strategies; the ability of the Company’s investment teams to identify appropriate investment opportunities; the Company’s ability to limit employee misconduct; the Company’s ability to meet the guidelines set by its clients; the Company’s exposure to potential litigation (including administrative or tax proceedings) or regulatory actions; the Company’s ability to implement effective information and cyber security policies, procedures and capabilities; the Company’s substantial indebtedness; the potential impairment of the Company’s goodwill and intangible assets; disruption to the operations of third parties whose functions are integral to the Company’s ETF platform; the Company’s determination that Victory Capital is not required to register as an "investment company" under the 1940 Act; the fluctuation of the Company’s expenses; the Company’s ability to respond to recent trends in the investment management industry; the level of regulation on investment management firms and the Company’s ability to respond to regulatory developments; the competitiveness of the investment management industry; the level of control over the Company retained by Crestview GP; the Company’s status as an emerging growth company and a controlled company; and other risks and factors listed under "Risk Factors" and elsewhere in the Company’s filings with the SEC.

Such forward-looking statements are based on numerous assumptions regarding Victory Capital’s present and future business strategies and the environment in which it will operate in the future. Any forward-looking statement made in this press release speaks only as of the date hereof. Except as required by law, Victory Capital assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

From Fortune. © 2022 Fortune Media IP Limited All rights reserved. Fortune is a registered trademark of Fortune Media IP Limited and is used under license. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, Victory Capital Holdings, Inc.

The Fortune annual list ranks the top performing, publicly traded companies in revenues, profits and stock returns over the three-year period ended April 30, 2022.

Victory Capital Holdings, Inc. and Subsidiaries Unaudited Consolidated Statements of Operations (in thousands except per share data and percentages)
	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
Revenue
Investment management fees	$159,410	$156,836	$168,129	$316,246	$347,594
Fund administration and distribution fees	44,816	44,484	47,877	89,300	98,431
Total revenue	204,226	201,320	216,006	405,546	446,025

Expenses
Personnel compensation and benefits	54,940	57,602	57,582	112,542	122,483
Distribution and other asset-based expenses	37,344	37,654	40,868	74,998	84,452
General and administrative	13,250	12,388	13,921	25,638	26,683
Depreciation and amortization	9,650	11,680	10,758	21,330	21,365
Change in value of consideration payable for acquisition of business	1,500	7,400	(26,600)	8,900	(30,100)
Acquisition-related costs	16	2	143	18	260
Restructuring and integration costs	—	29	8	29	17
Total operating expenses	116,700	126,755	96,680	243,455	225,160

Income from operations	87,526	74,565	119,326	162,091	220,865
Operating margin	42.9%	37.0%	55.2%	40.0%	49.5%

Other income (expense)
Interest income and other income (expense)	1,971	1,544	(3,443)	3,515	(3,650)
Interest expense and other financing costs	(14,902)	(14,239)	(9,925)	(29,141)	(19,158)
Loss on debt extinguishment	—	—	(963)	—	(2,518)
Total other income (expense), net	(12,931)	(12,695)	(14,331)	(25,626)	(25,326)

Income before income taxes	74,595	61,870	104,995	136,465	195,539

Income tax expense	(17,924)	(12,597)	(25,790)	(30,521)	(45,061)

Net income	$56,671	$49,273	$79,205	$105,944	$150,478

Earnings per share of common stock
Basic	$0.85	$0.73	$1.16	$1.58	$2.19
Diluted	0.83	0.71	1.09	1.53	2.05

Weighted average number of shares outstanding
Basic	66,466	67,288	68,521	66,874	68,633
Diluted	68,500	69,727	72,867	69,037	73,265

Dividends declared per share	$0.32	$0.32	$0.25	$0.64	$0.50

Victory Capital Holdings, Inc. and Subsidiaries Reconciliation of GAAP to Non-GAAP Measures[1] (unaudited; in thousands except per share data and percentages)
	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
Net income (GAAP)	$56,671	$49,273	$79,205	$105,944	$150,478
Income tax expense	(17,924)	(12,597)	(25,790)	(30,521)	(45,061)
Income before income taxes	$74,595	$61,870	$104,995	$136,465	$195,539
Interest expense	14,146	13,482	9,499	27,628	18,223
Depreciation	2,296	1,971	2,102	4,267	4,056
Other business taxes	382	384	541	766	1,131
Amortization of acquisition-related intangible assets	7,353	9,709	8,656	17,062	17,312
Stock-based compensation	1,538	2,004	2,860	3,542	5,493
Acquisition, restructuring and exit costs	2,949	8,984	(24,033)	11,933	(24,877)
Debt issuance costs	756	748	1,560	1,504	3,621
Losses from equity method investments	—	—	9	—	66
Adjusted EBITDA	$104,015	$99,152	$106,189	$203,167	$220,564
Adjusted EBITDA margin	50.9%	49.3%	49.2%	50.1%	49.5%

Net income (GAAP)	$56,671	$49,273	$79,205	$105,944	$150,478
Adjustment to reflect the operating performance of the Company
Other business taxes	382	384	541	766	1,131
Amortization of acquisition-related intangible assets	7,353	9,709	8,656	17,062	17,312
Stock-based compensation	1,538	2,004	2,860	3,542	5,493
Acquisition, restructuring and exit costs	2,949	8,984	(24,033)	11,933	(24,877)
Debt issuance costs	756	748	1,560	1,504	3,621
Tax effect of above adjustments	(3,244)	(5,457)	2,604	(8,701)	(670)
Adjusted net income	$66,405	$65,645	$71,393	$132,050	$152,488
Adjusted net income per diluted share	$0.97	$0.94	$0.98	$1.91	$2.08

Tax benefit of goodwill and acquired intangible assets	$9,537	$9,524	$9,327	$19,061	$18,649
Tax benefit of goodwill and acquired intangible assets per diluted share	$0.14	$0.14	$0.13	$0.28	$0.25

Adjusted net income with tax benefit	$75,942	$75,169	$80,720	$151,111	$171,137
Adjusted net income with tax benefit per diluted share	$1.11	$1.08	$1.11	$2.19	$2.34

[1] The Company reports its financial results in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

Victory Capital Holdings, Inc. and Subsidiaries Unaudited Condensed Consolidated Balance Sheets (In thousands, except for shares)
	June 30, 2023	December 31, 2022
Assets
Cash and cash equivalents	$43,780	$38,171
Receivables	92,964	84,473
Prepaid expenses	7,028	8,443
Investments, at fair value	29,991	27,266
Property and equipment, net	22,485	21,146
Goodwill	981,805	981,805
Other intangible assets, net	1,297,574	1,314,637
Other assets	62,794	64,958
Total assets	$2,538,421	$2,540,899

Liabilities and stockholders' equity
Accounts payable and accrued expenses	$57,438	$50,862
Accrued compensation and benefits	46,177	58,458
Consideration payable for acquisition of business	239,300	230,400
Deferred tax liability, net	119,757	108,138
Other liabilities	42,272	42,117
Long-term debt, net[1]	987,376	985,514
Total liabilities	1,492,320	1,475,489

Stockholders' equity
Common stock, $0.01 par value per share: 2023 - 600,000,000 shares authorized, 81,725,730 shares issued and 65,618,689 shares outstanding; 2022 - 600,000,000 shares authorized, 80,528,137 shares issued and 67,325,534 shares outstanding	817	805
Additional paid-in capital	717,208	705,466
Treasury stock, at cost: 2023 - 16,107,041 shares; 2022 - 13,202,603 shares	(377,670)	(285,425)
Accumulated other comprehensive income	34,287	35,442
Retained earnings	671,459	609,122
Total stockholders' equity	1,046,101	1,065,410
Total liabilities and stockholders' equity	$2,538,421	$2,540,899

[1] Balances at June 30, 2023 and December 31, 2022 are shown net of unamortized loan discount and debt issuance costs in the amount of $14.3 million and $16.2 million, respectively. The gross amount of the debt outstanding was $1,001.7 million as of June 30, 2023 and December 31, 2022, respectively.

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management (unaudited; in millions except for percentages)
	For the Three Months Ended			% Change from
	June 30,	March 31,	June 30,	March 31,	June 30,
	2023	2023	2022	2023	2022
Beginning assets under management	$158,621	$152,952	$178,098	4%	-11%
Gross client cash inflows	5,822	6,089	9,321	-4%	-38%
Gross client cash outflows	(8,244)	(7,333)	(10,005)	12%	-18%
Net client cash flows	(2,422)	(1,244)	(683)	95%	255%
Market appreciation (depreciation)	5,537	6,914	(21,670)	-20%	N/A
Realizations and distributions	(73)	—	—	N/A	N/A
Acquired assets / Net transfers	(41)	—	(797)	N/A	-95%
Ending assets under management	161,622	158,621	154,947	2%	4%
Average assets under management	157,372	157,817	165,703	0%	-5%

	For the Six Months Ended			% Change from
	June 30,	June 30,		June 30,
	2023	2022		2022
Beginning assets under management	$152,952	$183,654		-17%
Gross client cash inflows	11,911	20,457		-42%
Gross client cash outflows	(15,577)	(18,150)		-14%
Net client cash flows	(3,667)	2,307		N/A
Market appreciation (depreciation)	12,451	(29,921)		N/A
Realizations and distributions	(73)	(30)		143%
Acquired assets / Net transfers	(42)	(1,064)		-96%
Ending assets under management	161,622	154,947		4%
Average assets under management	157,595	171,283		-8%

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management by Asset Class (unaudited; in millions)
For the Three Months Ended	By Asset Class

	U.S. Mid	U.S. Small	Fixed	U.S. Large	Global / Non-U.S.		Alternative	Total	Money Market/
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Investments	Long-term	Short-term	Total
June 30, 2023
Beginning assets under management	$29,035	$15,648	$26,535	$11,425	$14,868	$54,416	$3,317	$155,244	$3,377	$158,621
Gross client cash inflows	1,259	743	873	87	559	1,622	449	5,591	231	5,822
Gross client cash outflows	(1,126)	(1,128)	(1,324)	(290)	(585)	(2,834)	(408)	(7,697)	(547)	(8,244)
Net client cash flows	132	(386)	(451)	(204)	(26)	(1,212)	41	(2,106)	(316)	(2,422)
Market appreciation (depreciation)	824	404	48	954	575	2,682	12	5,499	38	5,537
Realizations and distributions	—	—	—	—	—	—	(73)	(73)	—	(73)
Acquired assets / Net transfers	16	(2)	(34)	(4)	(25)	(49)	4	(94)	53	(41)
Ending assets under management	$30,007	$15,664	$26,098	$12,170	$15,392	$55,836	$3,301	$158,469	$3,152	$161,622

March 31, 2023
Beginning assets under management	$27,892	$15,103	$26,353	$10,973	$14,160	$51,507	$3,663	$149,649	$3,302	$152,952
Gross client cash inflows	1,600	986	1,187	84	378	1,217	397	5,848	241	6,089
Gross client cash outflows	(1,092)	(873)	(1,571)	(384)	(544)	(1,778)	(840)	(7,083)	(250)	(7,333)
Net client cash flows	508	113	(385)	(300)	(166)	(561)	(444)	(1,235)	(9)	(1,244)
Market appreciation (depreciation)	637	423	615	822	920	3,366	96	6,880	34	6,914
Realizations and distributions	—	—	—	—	—	—	—	—	—	—
Acquired assets / Net transfers	(1)	9	(48)	(69)	(46)	104	2	(50)	50	—
Ending assets under management	$29,035	$15,648	$26,535	$11,425	$14,868	$54,416	$3,317	$155,244	$3,377	$158,621

June 30, 2022
Beginning assets under management	$30,543	$18,489	$33,071	$14,548	$15,654	$58,656	$4,025	$174,985	$3,113	$178,098
Gross client cash inflows	1,476	701	1,455	126	1,140	2,249	2,051	9,198	123	9,321
Gross client cash outflows	(1,649)	(1,791)	(2,743)	(396)	(1,090)	(1,761)	(397)	(9,828)	(177)	(10,005)
Net client cash flows	(174)	(1,090)	(1,288)	(270)	50	488	1,654	(630)	(53)	(683)
Market appreciation (depreciation)	(4,011)	(2,558)	(1,575)	(2,365)	(2,437)	(8,652)	(70)	(21,669)	(2)	(21,670)
Realizations and distributions	—	—	—	—	—	—	—	—	—	—
Acquired assets / Net transfers	(2)	(4)	(809)	(56)	(10)	(7)	9	(879)	82	(797)
Ending assets under management	$26,356	$14,837	$29,398	$11,857	$13,257	$50,485	$5,617	$151,807	$3,140	$154,947

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management by Asset Class (unaudited; in millions)
For the Six Months Ended	By Asset Class

	U.S. Mid	U.S. Small	Fixed	U.S. Large	Global / Non-U.S.		Alternative	Total	Money Market/
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Investments	Long-term	Short-term	Total
June 30, 2023
Beginning assets under management	$27,892	$15,103	$26,353	$10,973	$14,160	$51,507	$3,663	$149,649	$3,302	$152,952
Gross client cash inflows	2,858	1,728	2,060	170	937	2,839	846	11,439	472	11,911
Gross client cash outflows	(2,219)	(2,001)	(2,896)	(675)	(1,129)	(4,612)	(1,248)	(14,780)	(797)	(15,577)
Net client cash flows	640	(273)	(836)	(504)	(192)	(1,774)	(403)	(3,341)	(325)	(3,667)
Market appreciation (depreciation)	1,461	827	663	1,775	1,495	6,048	108	12,379	72	12,451
Realizations and distributions	—	—	—	—			(73)	(73)	—	(73)
Acquired assets / Net transfers	15	7	(82)	(74)	(71)	55	6	(144)	103	(42)
Ending assets under management	$30,007	$15,664	$26,098	$12,170	$15,392	$55,836	$3,301	$158,469	$3,152	$161,622

June 30, 2022
Beginning assets under management	$30,578	$20,094	$35,154	$15,766	$16,050	$60,364	$2,548	$180,554	$3,100	$183,654
Gross client cash inflows	3,909	1,819	3,060	251	2,382	5,051	3,739	20,210	247	20,457
Gross client cash outflows	(3,484)	(3,143)	(4,893)	(779)	(1,708)	(3,236)	(554)	(17,797)	(353)	(18,150)
Net client cash flows	425	(1,325)	(1,833)	(528)	673	1,815	3,185	2,413	(106)	2,307
Market appreciation (depreciation)	(4,666)	(3,939)	(3,116)	(3,449)	(3,533)	(11,122)	(98)	(29,923)	3	(29,921)
Realizations and distributions	—	—	—	—	—	—	(30)	(30)	—	(30)
Acquired assets / Net transfers	19	7	(806)	68	67	(572)	12	(1,206)	143	(1,064)
Ending assets under management	$26,356	$14,837	$29,398	$11,857	$13,257	$50,485	$5,617	$151,807	$3,140	$154,947

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management by Vehicle (unaudited; in millions)
For the Three Months Ended	By Vehicle
			Separate
			Accounts and
	Mutual		Other Pooled
	Funds(1)	ETFs(2)	Vehicles(3)	Total
June 30, 2023
Beginning assets under management	$103,246	$5,555	$49,819	$158,621
Gross client cash inflows	3,639	175	2,008	5,822
Gross client cash outflows	(4,863)	(421)	(2,960)	(8,244)
Net client cash flows	(1,224)	(246)	(952)	(2,422)
Market appreciation (depreciation)	3,923	(117)	1,731	5,537
Realizations and distributions	—	—	(73)	(73)
Acquired assets / Net transfers	(28)	—	(13)	(41)
Ending assets under management	$105,916	$5,193	$50,513	$161,622

March 31, 2023
Beginning assets under management	$99,447	$5,627	$47,877	$152,952
Gross client cash inflows	4,546	218	1,325	6,089
Gross client cash outflows	(5,406)	(233)	(1,694)	(7,333)
Net client cash flows	(860)	(16)	(369)	(1,244)
Market appreciation (depreciation)	4,650	(47)	2,311	6,914
Realizations and distributions	—	—	—	—
Acquired assets / Net transfers	9	(9)	—	—
Ending assets under management	$103,246	$5,555	$49,819	$158,621

June 30, 2022
Beginning assets under management	$118,119	$5,246	$54,733	$178,098
Gross client cash inflows	6,114	608	2,600	9,321
Gross client cash outflows	(7,678)	(130)	(2,196)	(10,005)
Net client cash flows	(1,565)	478	404	(683)
Market appreciation (depreciation)	(13,457)	(568)	(7,645)	(21,670)
Realizations and distributions	—	—	—	—
Acquired assets / Net transfers	(800)	—	2	(797)
Ending assets under management	$102,297	$5,155	$47,494	$154,947
[1] Includes institutional and retail share classes, money market and VIP funds.
[2] Represents only ETF assets held by third parties. Excludes ETF assets held by other Victory Capital products.
[3] Includes collective trust funds, wrap program accounts, UMAs, UCITS, private funds and non-U.S. domiciled pooled vehicles.

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management by Vehicle (unaudited; in millions)
For the Six Months Ended	By Vehicle
			Separate
			Accounts
	Mutual		and Other
	Funds(1)	ETFs(2)	Vehicles(3)	Total
June 30, 2023
Beginning assets under management	$99,447	$5,627	$47,877	$152,952
Gross client cash inflows	8,185	393	3,333	11,911
Gross client cash outflows	(10,269)	(655)	(4,654)	(15,577)
Net client cash flows	(2,084)	(262)	(1,321)	(3,667)
Market appreciation (depreciation)	8,573	(164)	4,042	12,451
Realizations and distributions	—	—	(73)	(73)
Acquired assets / Net transfers	(19)	(9)	(13)	(42)
Ending assets under management	$105,916	$5,193	$50,513	$161,622

June 30, 2022
Beginning assets under management	$124,142	$4,871	$54,641	$183,654
Gross client cash inflows	12,704	1,151	6,603	20,457
Gross client cash outflows	(14,061)	(199)	(3,890)	(18,150)
Net client cash flows	(1,357)	952	2,712	2,307
Market appreciation (depreciation)	(19,421)	(667)	(9,832)	(29,921)
Realizations and distributions	—	—	(30)	(30)
Acquired assets / Net transfers	(1,066)	—	2	(1,064)
Ending assets under management	$102,297	$5,155	$47,494	$154,947
[1] Includes institutional and retail share classes, money market and VIP funds.
[2] Represents only ETF assets held by third parties. Excludes ETF assets held by other Victory Capital products.
[3] Includes collective trust funds, wrap program accounts, UMAs, UCITS, private funds and non-U.S. domiciled pooled vehicles.

Information Regarding Non-GAAP Financial Measures

Victory Capital uses non-GAAP financial measures referred to as Adjusted EBITDA and Adjusted Net Income to measure the operating profitability of the Company. These measures eliminate the impact of one-time acquisition, restructuring and integration costs and demonstrate the ongoing operating earnings metrics of the Company. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to assess the operating performance of the Company.

Adjusted EBITDA

Adjustments made to GAAP Net Income to calculate Adjusted EBITDA, as applicable, are:

  Adding back income tax expense;
  Adding back interest paid on debt and other financing costs, net of interest income;
  Adding back depreciation on property and equipment;
  Adding back other business taxes;
  Adding back amortization expense on acquisition-related intangible assets;
  Adding back stock-based compensation expense associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of equity grants related to the IPO;
  Adding back direct incremental costs of acquisitions, including restructuring costs;
  Adding back debt issuance cost expense;
  Adjusting for earnings/losses on equity method investments.

Adjusted Net Income

Adjustments made to GAAP Net Income to calculate Adjusted Net Income, as applicable, are:

  Adding back other business taxes;
  Adding back amortization expense on acquisition-related intangible assets;
  Adding back stock-based compensation expense associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of any equity grants related to the IPO;
  Adding back direct incremental costs of acquisitions, including restructuring costs;
  Adding back debt issuance cost expense;
  Subtracting an estimate of income tax expense applied to the sum of the adjustments above.

Tax Benefit of Goodwill and Acquired Intangible Assets

Due to Victory Capital’s acquisitive nature, tax deductions allowed on acquired intangible assets and goodwill provide it with additional significant supplemental economic benefit. The tax benefit of goodwill and intangible assets represent the tax benefits associated with deductions allowed for intangible assets and goodwill generated from prior acquisitions in which the Company received a step-up in basis for tax purposes. Acquired intangible assets and goodwill may be amortized for tax purposes, generally over a 15-year period. The tax benefit from amortization on these assets is included to show the full economic benefit of deductions for all acquired intangible assets with a step-up in tax basis.

Contacts

Investors:
Matthew Dennis, CFA
Chief of Staff
Director, Investor Relations
216-898-2412
mdennis@vcm.com

Media:
Jessica Davila
Director, Global Communications
210-694-9693
jessica_davila@vcm.com